UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-A/A
(Amendment No. 4)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF
THE SECURITIES EXCHANGE ACT OF 1934

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (203) 272-2596
Securities to be registered pursuant to Section 12(b) of the Act:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒
Securities to be registered pursuant to Section 12(g) of the Act:
None.
Securities Act registration statement file number to which this form relates:
N/A (If applicable)

EXPLANATORY NOTE

This Amendment No. 4 to Alexion Pharmaceuticals, Inc.’s (the “Registrant’s”) Registration Statement on Form 8-A is filed to reflect the expiration of the Registrant’s preferred stock purchase rights (the “Rights”) registered on the Form 8-A filed by the Registrant on February 21, 1997, as amended by Amendment No. 1 thereto filed on October 6, 2000, Amendment No. 2 thereto filed on February 12, 2002 and Amendment No. 3 thereto filed on November 17, 2004.

Item 1. Description of Registrant’s Securities to be Registered.

On February 14, 1997, the Board of Directors of the Registrant declared a dividend of one preferred stock purchase right (each, a "Right") for each outstanding share of Common Stock, par value $.0001 per share (the "Common Stock"), of the Registrant. The Rights were issued to the stockholders of record on March 6, 1997 and, prior to the Fifth Amendment (as defined below) but giving effect to prior amendments to the Rights Agreement (as defined below), would have expired on March 6, 2017, subject to earlier redemption.

On March 16, 2015, the Registrant executed a fifth amendment (the "Fifth Amendment") to the Rights Agreement dated as of February 14, 1997, as amended and in effect from time to time (the "Rights Agreement"), between the Registrant and Computershare Trust Company, N.A. (as successor rights agent to Continental Stock Transfer & Trust Company), as rights agent. The Fifth Amendment changed the final expiration date of the Rights from March 6, 2017 to March 23, 2015. Accordingly, the Rights expired at the close of business on March 23, 2015, and the Rights Agreement has been terminated and is of no further force and effect.

This summary description of the Rights and the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the First Amendment, the Second Amendment and the Third Amendment, the Fourth Amendment and the Fifth Amendment, each of which is hereby incorporated herein by reference.

Item 2. Exhibits.

4.1
Rights Agreement, dated as of February 14, 1997, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B the form of Right Certificate (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on February 21, 1997).

4.2
Amendment No. 1 to Rights Agreement, dated as of September 18, 2000, between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 8-A filed on October 6, 2000).

4.3
Amendment No. 2 to Rights Agreement, dated as of December 12, 2001, between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 8-A filed on February 12, 2002).

4.4
Amendment No. 3 to the Rights Agreement, dated as of November 16, 2004 by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 8-A filed on November 17, 2004).

4.5
Amendment No. 4 to the Rights Agreement, dated as of February 23, 2007 by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2006).

4.6
Amendment No. 5 to the Rights Agreement, dated as of March 16, 2015 by and between the Registrant and Computershare Trust Company, N.A. (as successor rights agent to Continental Stock Transfer & Trust Company) (incorporated by reference to Exhibit 4.10 to the Company's Current Report on Form 8-K filed on March 16, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 5, 2016	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1
Rights Agreement, dated as of February 14, 1997, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B the form of Right Certificate (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on February 21, 1997).

4.2
Amendment No. 1 to Rights Agreement, dated as of September 18, 2000, between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 8-A filed on October 6, 2000).

4.3
Amendment No. 2 to Rights Agreement, dated as of December 12, 2001, between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 8-A filed on February 12, 2002).

4.4
Amendment No. 3 to the Rights Agreement, dated as of November 16, 2004 by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 8-A filed on November 17, 2004).

4.5
Amendment No. 4 to the Rights Agreement, dated as of February 23, 2007 by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2006).

4.6
Amendment No. 5 to the Rights Agreement, Computershare Trust Company, N.A. (as successor rights agent to Continental Stock Transfer & Trust Company) (incorporated by reference to Exhibit 4.10 to the Company's Current Report on Form 8-K filed on March 16, 2015).